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                        [COOPERS & LYBRAND LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

                              -----------------


We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement of The Chaconia Income & Growth Fund, Inc., on Form N-1A (File No. 33-37426) of our report dated February 26, 1998, on our audit of the financial statements and financial highlights of The Chaconia Income & Growth Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption "Independent Accountants".



                                        Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.



New York, New York
March 18, 1998